UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 16, 2015

Date of Report (Date of earliest event reported)

SPEED COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1303 E. Arapaho Road, Suite 200 Richardson, TX 75081
(Address of principal executive offices) (Zip Code)

(866) 377-3331

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item 1.01	Entry Into a Material Definitive Agreement
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01	Regulation FD Disclosure
Item 9.01	Financial Statements and Exhibits

SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement.

On December 16, 2015, Speed Commerce, Inc., together with certain of its subsidiaries (collectively, the “Company”), entered into a Forbearance Agreement with Garrison Loan Agency Services LLC, as Administrative Agent and Collateral Agent and the lenders from time to time party thereto (collectively, the “Lenders”) to the Company's Amended and Restated Credit and Guaranty Agreement dated as of November 21, 2014, as amended (the “Credit Agreement”), in connection with the Company’s failure to comply with a covenant under the Credit Agreement. Capitalized terms utilized herein are defined in the Credit Agreement.

Under the terms of the Forbearance Agreement, the Company’s Lenders will refrain from exercising any rights or remedies that they may have under the Credit Agreement, or otherwise, in respect of the Company's default under the terms of the Credit Agreement for 45 days, or until January 30, 2016, unless a breach of the Forbearance Agreement occurs prior to such date. If the Forbearance Agreement should be breached, or is not extended, the Company’s Lenders would then be entitled to exercise any of their rights under the Credit Agreement, including, but not limited to, the acceleration of all debt obligations under the Credit Agreement. There can be no assurance that the terms of the Forbearance Agreement will be extended, or that the Company will not be in breach of the terms of the Forbearance Agreement prior to its expiration.

The discussion herein regarding the Forbearance Agreement is qualified in its entirety by reference to the Forbearance Agreement, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)     On December 17, 2015, Speed Commerce, Inc. announced that (i) Dalton Edgecomb was appointed as its Interim Chief Executive Officer and Interim President, and (ii) Bruce Meier was appointed as its Interim Chief Financial Officer. In connection with this announcement, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Edgecomb, age 51, is a principal of Winter Harbor, LLC and has more than 20 years of experience advising companies through cash management and cost reduction, capital structure refinancing, crisis management and business plan development for restructuring purposes. He has participated in more than 50 successful turnaround engagements in a variety of industries including food and agribusiness, retail, textiles, healthcare, engineering and construction, energy, transportation, and industrial manufacturing. Since January 2012 Mr. Edgecomb has been a member and managing director of Winter Harbor, LLC. Prior to that time, Mr. Edgecomb was a managing director at Huron Consulting where, for approximately five years, he provided various business and consulting services.

Mr. Meier, age 47, is a professional of Winter Harbor, LLC and has more than 25 years of diversified business experience including more than 17 years of providing interim management and advisory services to companies, lenders, and investors in distressed situations. His primary areas of concentration include financial management and performance improvement, strategic planning, development and evaluation of business plans, as well as formulating debt restructuring plans and divesting of unprofitable and/or non-strategic operations and assets. For the past one and one-half years Mr. Meier has been an employee of Winter Harbor, LLC. Prior to Winter Harbor, LLC, Mr. Meier worked for Alvarez and Marsal for 6 years as a senior director in the corporate restructuring group.

Speed Commerce, Inc. has entered into an engagement agreement with Winter Harbor, LLC in connection with the provision of the services of Mr. Edgecomb and Mr. Meier (the “Engagement Agreement”), which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference. The Engagement Agreement does not have a definitive term and can be terminated by Winter Harbor, LLC or Speed Commerce, Inc. at any time. Other than the Engagement Agreement described herein, there is no arrangement or understanding between Messrs. Edgecomb or Meier and Speed Commerce, Inc. regarding their appointments or their compensation. This summary of the Engagement Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Engagement Agreement.

(b)     On December 16, 2015, Richard S Willis resigned as a member of the Board of Directors of Speed Commerce, Inc. and as President and Chief Executive Officer of Speed Commerce, Inc., effective immediately. Mr. Willis was not a member of committees of the Speed Commerce, Inc.’s Board of Directors. Mr. Willis has indicated that his decision to resign from the Board and from his positions as an officer of Speed Commerce, Inc. is not due to any disagreements with the Company on any matter relating to its operations, policies or practices.

(b)     On December 16, 2015, Terry J. Tuttle resigned as Chief Financial Officer of Speed Commerce, Inc., effective immediately. Mr. Tuttle has indicated that his decision to resign as an officer of Speed Commerce, Inc. is not due to any disagreements with the Company on any matter relating to its operations, policies or practices.

(b)     On December 16, 2015, Matthew Konkle provided notice to Speed Commerce, Inc. of his resignation as Chief Operating Officer of Speed Commerce, Inc., his resignation is effective December 31, 2015. Mr. Konkle has indicated that he is resigning from his position with Speed Commerce, Inc. in order to pursue other career opportunities.

Item 7.01 Regulation FD Disclosure

The holders of the Company’s issued and outstanding shares of Series D Preferred Stock (the “Holders”) requested conversion of their Series D Preferred Stock holdings into shares of the Company’s Common Stock, in accordance with the terms of the Series D Preferred Stock (as described in the Company’s Current Report on Form 8-K filed with the Commission March 6, 2015), as follows: (i) on December 1, 2015, the Holders requested conversion of 140,000 shares of Series D Preferred Stock into 3,558,660 shares of Common Stock; (ii) on December 9, 2015, the Holders requested conversion of 120,000 shares of Series D Preferred Stock into 3,053,980 shares of Common Stock; and (iii) on December 15, the Holders requested conversion of 93,376.47 shares of Series D Preferred Stock into 2,378,659 shares of Common Stock.  In connection with the Holders’ conversion requests described above, the Company issued shares of Common Stock to the Holders on the dates and in the amounts set forth above.  The Company issued an aggregate of 8,991,229 shares of Common Stock in the conversions described above, and, following the conversions, there are no shares of the Company’s Series D Preferred Stock issued and outstanding.

The information presented in Item 7.01 to this Current Report on Form 8-K is being furnished in accordance with Rule 101(e)(1) under Regulation FD and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this document:

Exhibit

10.1	Form of Forbearance Agreement dated December 16, 2015

10.2	Engagement Agreement with Winter Harbor, LLC dated December 16, 2015

99.1	Speed Commerce Press Release issued December 17, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2015	SPEED COMMERCE, INC.

	By:	/s/ Ryan F. Urness
	Name:	Ryan F. Urness
	Title:	Secretary and General Counsel

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